UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2021
Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2021, Patricia Campbell, President - Mountain Division of Vail Resorts, Inc. (the “Company”), notified the Company that she intends to step down as President - Mountain Division of the Company on June 7, 2021. Ms. Campbell will remain with the Company in a full-time role as Senior Advisor - Mountain Division through June 6, 2023. In connection with her role as a senior advisor, Ms. Campbell will be entitled to (i) receive an annual base salary of $569,250, (ii) participate in the Perquisite Fund Program with an annual allowance of $30,000 per year to be used at the Company’s owned or operated resorts and (iii) receive other customary benefits provided to senior executives of the Company. Ms. Campbell will not be eligible to participate in the Company’s Management Incentive Plan and receive additional equity awards. If her employment ends without cause prior to June 6, 2023, Ms. Campbell will be entitled to receive a severance payment in the amount of her base salary for a period of time which is the lesser of (i) the number of months from the date of termination until June 6, 2023, or (ii) one year.

As part of a planned leadership succession, the Company also announced that James O’Donnell, Executive Vice President, Hospitality, Retail and Real Estate, will succeed Ms. Campbell as President - Mountain Division, effective June 7, 2021.

Mr. O’Donnell, age 51, was appointed Executive Vice President, Hospitality, Retail and Real Estate in December 2016, having previously served as Senior Vice President of Lodging and Real Estate, Chief Operating Officer of Vail Resorts Hospitality and as the Hospitality division's Chief Financial Officer. Mr. O’Donnell has held numerous positions in the Company since he joined in 2002, including Corporate Director of Finance, Regional Director of Operations and Vice President of Strategic Development. Prior to 2002, Mr. O’Donnell specialized in the hospitality and real estate industries as an Assurance and Business Advisory Services Manager at Arthur Andersen.

Upon effectiveness of Mr. O’Donnell becoming President - Mountain Division on June 7, 2021, Mr. O’Donnell will be entitled to receive the following compensation:

•an annual base salary of $500,000;
•an incentive target cash bonus equal to 75% of his base salary, subject to the terms and conditions of the Company’s Management Incentive Plan;
•an annual equity award under the Company’s 2015 Omnibus Incentive Plan consisting of restricted share units of approximately $512,500 and share appreciation rights of approximately $512,500, which are expected to vest in three equal installments beginning on the first anniversary of the grant date;
•participation in the Perquisite Fund Program with an annual allowance of $40,000 per year to be used at the Company’s owned or operated resorts; and
•other customary benefits provided to senior executives of the Company.

There is no arrangement or understanding between Mr. O’Donnell and any other person pursuant to which he was selected to his respective position. There are no transactions to which the Company is a party and in which Mr. O’Donnell has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. O’Donnell and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

On April 12, 2021, the Company issued a press release regarding the above changes, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 12, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: April 12, 2021	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary